Filed Pursuant to Rule 433

Registration No. 333-180289

April 30, 2012

FREE WRITING PROSPECTUS

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Equity Index Underlying Supplement dated March 22, 2012)

HSBC USA Inc.
Autocallable Notes

}	Linked to the Russell 2000® Index (“RTY”)
}	24-month term
}	Contingent return of principal, subject to the credit risk of HSBC USA Inc.
}	Call Premium of between 5.00% and 7.00% per annum, to be determined on the Pricing Date
}	Callable semi-annually

The Autocallable Notes (each a “Note” and collectively the “Notes”) offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The Notes will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-11 of this free writing prospectus.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page S-3 of the accompanying prospectus supplement and page S-1 of the accompanying Equity Index Underlying Supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note	$1,000
Total

1HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 2.50% and referral fees of up to 0.80% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes to other registered broker-dealers. In no case will the sum of discounts and referral fees exceed 2.80% per $1,000 Principal Amount. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-11 of this free writing prospectus.

HSBC USA Inc.

Autocallable Notes

Linked to the Russell 2000® Index

Indicative Terms*
Principal Amount	$1,000 per Note
Term	24 months
Reference Asset	The Russell 2000® Index (Ticker: RTY)
Call Premium	5.00% to 7.00% per annum (to be determined on the Pricing Date)
Call Feature	The Notes will be automatically called if the Official Closing Level of the Reference Asset on any semi-annual Call Observation Date is at or above the Initial Level. In such a case, you will receive a cash payment, per $1,000 Principal Amount of Notes, equal to the Call Price*, reflecting a return equal to the Call Premium.
Payment at Maturity per Note

Unless the Notes are called, for each $1,000 Principal Amount of Notes, you will receive a cash payment on the Maturity Date, calculated as follows:

■ If the Reference Return is less than zero but greater than or equal to the Buffer Level, 100% of the Principal Amount.

■ If the Reference Return is less than the Buffer Level:

$1,000 + [$1,000 × (Reference Return + 30%) × 1.4286].
For example, if the Reference Return is -31%, you will suffer a 1.4286% loss and receive 98.5714% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose your entire investment.

Reference Return	Final Level – Initial Level Initial Level
Buffer Level	-30%
Downside Leverage Factor	1.4286
Call Observation Dates	See page FWP-4
Trade Date	May 24, 2012
Settlement Date	May 30, 2012
Final Valuation Date	May 27, 2014
Maturity Date	May 30, 2014
CUSIP	4042K1L68
* As more fully described beginning on page FWP-4.

The Notes

The Notes may be suitable for investors who believe the value of the Reference Asset will remain flat or appreciate. If the Official Closing Level of the Reference Asset on any semi-annual Call Observation Date is at or above its Initial Level, the Notes will be called and you will receive a return equal to the Call Price.

If the Notes are not called and the Reference Return is less than zero but greater than or equal to the Buffer Level, you will receive the Principal Amount of your Notes at maturity.

If the Notes are not called and the Reference Return is less than the Buffer Level, you may lose some or all of your initial investment at maturity.

The offering period for the Notes is through May 24, 2012

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Illustration of Payment Scenarios

Your payment on the Notes will depend on whether the Notes have been called and, if they have not been called, whether the Reference Return is below the Buffer Level.

Information about the Reference Asset

Russell 2000® Index

The RTY is designed to track the performance of the small-capitalization segment of the U.S. equity market. It consists of the smallest 2,000 companies included in the Russell 3000® Index, which is composed of the 3,000 largest U.S. companies as determined by market capitalization.

The top 5 industry groups by market capitalization as of March 31, 2012 were: Financial Services, Consumer Discretionary, Producer Durables, Technology and Health Care.

The graph above illustrates the daily 5-year performance of the Reference Asset through April 24, 2012 . Past performance is not necessarily an indication of future results. For further information on the Reference Asset please see “The Russell 2000® Index” on page FWP-11 and in the accompanying Equity Index Underlying Supplement. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Asset.

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HSBC USA Inc. Autocallable Notes

Linked to the Russell 2000® Index

This free writing prospectus relates to a single offering of Autocallable Notes. The offering will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and Equity Index Underlying Supplement. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control.

This free writing prospectus relates to an offering of Notes linked to the performance of the Russell 2000® Index (the “Reference Asset”). The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.
Issuer Rating:	A+ (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per Note
Reference Asset:	The Russell 2000® Index (“RTY”)
Call Premium:	5.00% to 7.00% per annum (to be determined on the Pricing Date)
Trade Date:	May 24, 2012
Pricing Date:	May 24, 2012
Settlement Date:	May 30, 2012
Final Valuation Date:	May 27, 2014, subject to adjustment as described under “Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Maturity Date:	3 business days after the Final Valuation Date and is expected to be May 30, 2014. The Maturity Date is subject to adjustment as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Call Feature:	We will automatically call the Notes if the Official Closing Level on any semi-annual Call Observation Date is at or above the Initial Level.
Call Observation Dates:	November 26, 2012, May 24, 2013, November 25, 2013, and May 27, 2014 (the Final Valuation Date), each subject to postponement as described under “Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Call Payment Dates:	November 30, 2012, May 31, 2013, November 29, 2013, and May 30, 2014 (the Maturity Date), each subject to postponement as described under "Coupon Payment Dates, Call Payment Dates and Maturity Date" in the accompanying Equity Index Underlying Supplement.
Call Price:	If the Notes are called, you will receive, on the applicable Call Payment Date, a cash payment per $1,000 Principal Amount of Notes equal to the Call Price for the corresponding Call Observation Date. The amount of the Call Price is based upon a Call Premium that will be between 5.00% and 7.00% per annum. The actual Call Premium upon which the Call Price is based will be determined on the Pricing Date.
	Expected Call Observation Date November 26, 2012 May 24, 2013 November 25, 2013 May 27, 2014 (Final Valuation Date)	Return 2.50% to 3.50% 5.00% to 7.00% 7.50% to 10.50% 10.00% to 14.00%	Call Price (per $1,000 Principal Amount Note) $1,025 to $1,035 $1,050 to $1,070 $1,075 to $1,105 $1,100 to $1,140

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Payment at Maturity:

Unless the notes are called, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

■   If the Reference Return is less than zero but greater than or equal to the Buffer Level, 100% of the Principal Amount.

■   If the Reference Return is less than the Buffer Level:

$1,000 + [$1,000 × (Reference Return + 30%) × 1.4286].

For example, if the Reference Return is -31%, you will suffer a 1.4286% loss and receive 98.5714% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose your entire investment.

Reference Return:	Final Level – Initial Level Initial Level
Buffer Level:	-30%
Downside Leverage Factor:	1.4286
Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Official Closing Level:	The closing level of the Russell 2000® Index on any scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “RTY <INDEX>” or any successor page on Bloomberg Professional® service or any successor service, as applicable.
CUSIP/ISIN	4042K1L68 /
Form of Notes:	Book-Entry
Calculation Agent:	HSBC USA Inc. or one of its affiliates.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold notes, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The notes themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to a single Note offering linked to the Reference Asset identified on the cover page. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Equity Index Underlying Supplement dated March 22, 2012. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm
}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm
}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes. You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any material changes to the terms of the Notes, we will notify you.

PAYMENT ON THE NOTES

Call Feature

The Notes will be automatically called if the Official Closing Level on any semi-annual Call Observation Date is at or above the Initial Level. If the Notes are automatically called, investors will receive, on the corresponding Call Payment Date, a cash payment per $1,000 Principal Amount of Notes equal to the Call Price for the applicable Call Observation Date. The Call Price is a cash payment reflecting a return equal to the Call Premium that will be between 5.00% and 7.00% per annum. The Call Premium and Call Prices will be determined on the Pricing Date.

Maturity

Unless the Notes are automatically called, on the Maturity Date and for each $1,000 Principal Amount of Notes, you will receive a cash payment determined as follows:

}	If the Reference Return is less than zero but greater than or equal to the Buffer Level, 100% of the Principal Amount.
}	If the Reference Return is less than the Buffer Level:

$1,000 + [$1,000 × (Reference Return + 30%) × 1.4286]

For example, if the Reference Return is -31%, you will suffer a 1.4286% loss and receive 98.5714% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose your entire investment.

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Calculation Agent

We or one of our affiliates will act as Calculation Agent with respect to the Notes.

Reference Sponsor

The Russell Investment Group is the reference sponsor.

INVESTOR SUITABILITY

The Notes may be suitable for you if:

}	You believe the Reference Return will not be below the Buffer Level, but you are willing to lose your entire investment if the Reference Return is less than the Buffer Level.
}	You believe the Official Closing Level will be at or above the Initial Level on at least one Call Observation Date, including the Final Valuation Date.
}	You are willing to hold Notes that will be called on any Call Observation Date on which the Official Closing Level is at or above the Initial Level, or you are otherwise willing to hold the Notes to maturity.
}	You are willing to make an investment whose return is limited to the pre-specified return on any Call Payment Date, which is equal to the relevant Call Price.
}	You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.
}	You do not seek current income from this investment.
}	You do not seek an investment for which there will be an active secondary market.
}	You are willing to accept the risk and return profile of the Notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.
}	You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

The Notes may not be suitable for you if:

}	You believe that the Reference Return will be below the Buffer Level.
}	You seek an investment that provides full return of principal at maturity.
}	You are not willing to make an investment in which you could lose your entire principal amount.
}	You are unable or unwilling to hold Notes that will be called on any Call Observation Date on which the Official Closing Level is at or above the Initial Level, or you are otherwise unable or unwilling to hold the Notes to maturity.
}	You seek an investment whose return is not limited to the pre-specified return on any Call Payment Date, which is equal to the relevant Call Price.
}	You prefer to receive the dividends or other distributions paid on any stocks included in the Reference Asset.
}	You seek an investment with current income.
}	You seek an investment for which there will be an active secondary market.
}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and on page S-1 of the accompanying Equity Index Underlying Supplement. Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;
}	“— General risks related to Indices” in the Equity Index Underlying Supplement; and
}	“— Small-Capitalization or Mid-Capitalization Companies Risk” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the Notes may result in a loss.

The Notes differ from ordinary debt securities in that we will not pay you 100% of the Principal Amount of your Notes if the Reference Return is less than the Buffer Level. In this case, the Payment at Maturity you will be entitled to receive will be less than the Principal Amount of the Notes and you could lose your entire initial investment if the value of the Reference Asset falls to zero.

The Notes may be called prior to the Maturity Date.

If the Notes are automatically called early, the holding period over which you would receive the Call Premium could be as little as six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are called prior to the Maturity Date.

Your return on the Notes is limited.

Your potential gain on the Notes will be limited to the Call Price applicable to an Call Observation Date, regardless of the appreciation in the Reference Asset, which may be significant. Similarly, because the determination of whether the Notes will be called will be based on the Official Closing Level of the Reference Asset on a limited number of Call Observation Dates prior to the Maturity Date, and because, if the Notes are not called, the Final Level will be based on the Official Closing Level of the Reference Asset on the last Call Observation Date (i.e., the Final Valuation Date), your return may be adversely affected by a sudden or temporary decrease in the Official Closing Level of the Reference Asset on any or all of the Call Observation Dates. Conversely, you will not benefit from higher Official Closing Levels of the Reference Asset at any time during the term of the Notes other than on the Call Observation Dates.

The Notes will not bear interest.

As a holder of the Notes, you will not receive interest payments.

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any return of principal at maturity or upon early redemption, as applicable, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity on the Notes.

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Changes that affect the Reference Asset will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the value of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the value of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of its Reference Asset. Any such actions could affect the value of the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

The original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The below scenario analysis and examples are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level of the Reference Asset or the Official Closing Level of the Reference Asset on any Call Observation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Reference Asset. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity per $1,000 Principal Amount of Notes and assume the following:

Term:	2 years (unless earlier called)
Hypothetical Initial Level:	750.00
Buffer Level:	-30%
Downside Leverage Factor:	1.4286

Returns and Call Prices* on Call Observation Dates:

Call Observation Dates	Return*	Call Price*
November 26, 2012	3.00%	$1,030
May 24, 2013	6.00%	$1,060
November 25, 2013	9.00%	$1,090
May 27, 2014 (Final Valuation Date)	12.00%	$1,120

* Based on a Call Premium of 6.00% per annum. The actual Call Premium will be set on the Pricing Date.

Example 1—The Reference Asset closes at 800.00 on the first Call Observation Date – the Notes are called.

Because the Official Closing Level of the Reference Asset on the first Call Observation Date (expected to be November 27, 2012) is at or above the Initial Level, the Notes are automatically called at the applicable Call Price of $1,030 per Note, representing a 3.00% return on the Notes. As long as the Reference Asset closes at or above the Initial Level on any of the four Call Observation Dates, you will receive the applicable Call Price.

Example 2— The Reference Asset closes at 800.00 on the Final Valuation Date – the Notes are called.

Because (i) the Official Closing Level of the Reference Asset on the first three Call Observation Dates is below the Initial Level and (ii) the Official Closing Level of the Reference Asset on the final Call Observation Date (which is also the Final Valuation Date) is above the Initial Level, the Notes are automatically called at the applicable Call Price of $1,120 per Note, representing a 12.00% return on the Notes.

Example 3— The Reference Asset closes below the Initial Level on all four Call Observation Dates and the Reference Return is greater than or equal to the Buffer Level – the Notes are NOT called.

Because the Official Closing Level of the Reference Asset on all four Call Observation Dates is below the Initial Level, the Notes are not automatically called. Furthermore, because the Reference Return is greater than or equal to the Buffer Level, you will receive the Principal Amount at maturity of $1,000 per Note (a return of zero percent).

Example 4— The Reference Asset closes below the Initial Level on all four Call Observation Dates and the Reference Return is less than the Buffer Level. In addition, the Reference Asset closes at 300.00 on the Final Valuation Date – the Notes are NOT called.

Because the Official Closing Level of the Reference Asset on all four Call Observation Dates is below the Initial Level, the Notes are not automatically called. Furthermore, because the Reference Return is less than the Buffer Level, the Principal Amount of your Notes is at risk and you will suffer a loss on the Notes of 42.86%. Expressed as a formula:

Reference Return = (300.00 – 750.00) / 750.00= -60.00%

Payment at Maturity = $1,000 + [$1,000 × (-60.00% + 30%) × 1.4286] = $571.42

In this example, you would lose some of your Principal Amount at maturity.

If the Reference Return is less than the Buffer Level, you will be exposed to the decrease in the level of the Reference Asset and could lose all of your principal at maturity.

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The Russell 2000® Index

Description of the RTY

RTY is designed to track the performance of the small capitalization segment of the United States equity market. All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of March 31, 2012 were: Financial Services, Consumer Discretionary, Producer Durables, Technology and Health Care.

For more information about the RTY, see “The Russell 2000® Index” on page S-6 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the daily historical closing levels from April 25, 2007 through April 24, 2012. The closing level for the RTY on April 24, 2012 was 798.05. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the RTY closing level on any Call Observation Date.

EVENTS OF DEFAULT AND ACCELERATION

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the Calculation Agent will determine the accelerated payment due and payable in the same general manner as described in this free writing prospectus except that in such a case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Final Level. If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days following the postponed accelerated Final Valuation Date.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. proposes to offer the Notes at the offering price set forth on the cover page of this term sheet. HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 2.50% and referral fees of up to 0.80% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes to other registered broker-dealers. In no case will the sum of discounts and referral fees exceed 2.80% per $1,000 Principal Amount.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support these Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a Note as a pre-paid forward or other executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale, exchange or call and we intend to treat any gain or loss upon maturity or an earlier sale, exchange or call as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-12

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Autocallable Notes linked to the Russell 2000® Index

April 30, 2012

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment on the Notes	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-10
The Russell 2000® Index	FWP-11
Events of Default and Acceleration	FWP-11
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-11
U.S. Federal Income Tax Considerations	FWP-12

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
MSCI Indices	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60